UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2009

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 18, 2009, Citizens & Northern Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors is delaying until January 2010 a decision regarding the size of the dividend, if any, to be declared for the fourth quarter of 2009.  This is a departure from the Company’s customary practice which has been to declare a dividend for the fourth quarter of the year in mid-December, with a dividend payment date in mid- to late January.  The determination of the fourth quarter dividend, if any, will be subject to regulatory approval and no assurance can be given that regulatory approval for any dividend will be obtained.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company had previously announced on November 12, 2009 that, after considering the Company’s results of operations through the third quarter of the year and its capital needs, the Company’s Board of Directors approved, subject to regulatory approval, a reduction in the quarterly dividend by at least 50% on the Company’s common stock (from $0.24 to no more than $0.12 per share), commencing with the fourth quarter of 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: December 18, 2009	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer